Exhibit 3.1

Entity# : 2072587
Date Filed : 04/28/2020
Pennsylvania Department of State

PENNSYLVANIA DEPARTMENT OF STATE

BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS

Statement with Respect to Shares

Domestic Business Corporation

(15 Pa.C.S. § 1522)

Name Douglas M. Lurio			Document will be returned to the name and address you enter to the left.
Address
2005 Market Street, Suite 3120			Ü
City	State	Zip Code
Philadelphia	PA	19103

Fee: $70.00

In compliance with the requirements of 15 Pa.C.S. § 1522(b) (relating to statement with respect to shares), the undersigned corporation, desiring to state the designation and voting rights, preferences, limitations, and special rights, if any, of a class or series of its shares, hereby states that:

1.	The name of the corporation is:
USA TECHNOLOGIES, INC.

2.	Check and complete one of the following:
☐ The resolution amending the Articles under 15 Pa.C.S. § 1522(b) (relating to divisions and determinations by the board), set forth in full, is as follows:

☒ The resolution amending the Articles under 15 Pa.C.S. § 1522(b) is set forth in full in Exhibit A attached hereto and made a part hereof.

3.	The aggregate number of shares of such class or series established and designated by (a) such resolution, (b) all prior statements, if any, filed under 15 Pa.C.S. § 1522 or corresponding provisions of prior law with respect thereto, and (c) any other provision of the Articles is 0 Shares.

4.	The resolution was adopted by the Board of Directors or an authorized committee thereon on:
04/27/2020

PENN File: April 28, 2020

DSCB:15-1522-2

5.	Check, and if appropriate complete, one of the following:
	☒	The resolution shall be effective upon the filing of this statement with respect to shares in the
Department of State.
	☐	The resolution shall be effective on: at
Date Hour

IN TESTIMONY WHEREOF, the undersigned
corporation has caused this statement to be signed by a
duly authorized officer thereof this
28th day of April , 2020 .

USA TECHNOLOGIES, INC.
Name of Corporation

Donald W. Layden, Jr.
Signature

President and Chief Executive Officer
Title

EXHIBIT “A”

TO THE

ARTICLES OF AMENDMENT

OF

USA TECHNOLOGIES, INC.

eliminating

SERIES B PREFERRED STOCK

Pursuant to Section 1522 of the Pennsylvania Business Corporation Law of 1988

USA TECHNOLOGIES, INC., a corporation organized and existing under the Business Corporation Law of the State of Pennsylvania (hereinafter called the “Corporation”), hereby certifies as follows:

1.

Pursuant to authority vested in the Board of Directors of the Company (the “Board”) by its Amended and Restated Articles of Incorporation, and pursuant to the provisions of Section 1522 of the Business Corporation Law of the State of Pennsylvania, the Board of Directors of the Corporation, by resolution duly adopted, authorized the issuance of seven hundred sixty-five thousand (765,000) shares of preferred stock designated as “Series B Preferred Stock” (the “Series B Preferred Stock”) and established the voting powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations or restrictions thereof.

2.

On October 18, 2019, the Corporation filed a Statement With Respect to Shares with respect to such Series B Preferred Stock with the Department of State of the State of Pennsylvania (the “Articles of Amendment”).

3.	None of the authorized shares of Series B Preferred Stock is outstanding and none will be issued subject to the Articles of Amendment.

4.	The Board of Directors of the Corporation has adopted the following resolutions on April 27, 2020:

“RESOLVED, that all matters set forth in the Articles of Amendment with respect to the Series B Preferred Stock be eliminated from the Amended and Restated Articles of Incorporation of the Company;”

5.

All matters set forth in the Articles of Amendment with respect to the Series B Preferred Stock be, and hereby are, eliminated from the Amended and Restated Articles of Incorporation of the Corporation.

6.

As a result of the foregoing, the seven hundred sixty-five thousand (765,000) shares of Preferred Stock previously designated as Series B Preferred Stock be, and hereby are, restored to the status of authorized and unissued shares of Series Preferred Stock, without par value.